Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2024
BANNOCKBURN, IL., April 23, 2024 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the first quarter ended March 31, 2024.
First Quarter 2024 Financial Results and Highlights
•Net revenue of $1,146.1 million, up 12.8% compared to $1,015.8 million in the first quarter of 2023
•Gross profit of $238.5 million, or 20.8% of net revenue, up 4.1% compared to $229.0 million, or 22.5% of net revenue, in the first quarter of 2023
•Net income of $44.8 million, or $0.26 earnings per share, up 14.2% compared to net income of $39.2 million, or $0.21 diluted earnings per share, in the first quarter of 2023
•Adjusted EBITDA of $98.3 million, up 4.8% compared to $93.8 million in the first quarter of 2023
•Cash flow from operations of $(68.8) million compared to $89.8 million in the first quarter of 2023, primarily driven by the Change Healthcare cybersecurity incident
•Cash and cash equivalents balance was $219.5 million at the end of the first quarter of 2024
•Completed stock repurchases of approximately $40.0 million
•Received the 2024 Gallup Exceptional Workplace Award
John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team delivered solid financial results while navigating a disruptive environment. I am proud of the resilient enterprise we have built and the team's unwavering commitment to providing extraordinary patient care in the post-acute and ambulatory setting.”
Updated Full Year 2024 Financial Guidance
For the full year 2024, Option Care Health expects to generate:
•Net revenue of $4.65 billion to $4.8 billion
•Adjusted EBITDA of $430 million to $450 million
•Cash flow from operations of at least $300 million, consistent with previous guidance
•Effective tax rate of 26% - 28%, consistent with previous guidance
•Net interest expense of approximately $55 million to $60 million, consistent with previous guidance
Conference Call
Option Care Health will host a conference call to discuss its first quarter 2024 financial results later today at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$219,513	$343,849
Accounts receivable, net	573,650	377,658
Inventories	241,948	274,004
Prepaid expenses and other current assets	94,603	98,744
Total current assets	1,129,714	1,094,255

NONCURRENT ASSETS:
Property and equipment, net	120,969	120,630
Intangible assets, net	19,317	20,092
Referral sources, net	307,482	315,304
Goodwill	1,540,246	1,540,246
Other noncurrent assets	131,834	126,508
Total noncurrent assets	2,119,848	2,122,780
TOTAL ASSETS	$3,249,562	$3,217,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$485,736	$426,513
Other current liabilities	151,216	191,796
Total current liabilities	636,952	618,309

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,056,282	1,056,650
Other noncurrent liabilities	127,180	120,404
Total noncurrent liabilities	1,183,462	1,177,054
Total liabilities	1,820,414	1,795,363

STOCKHOLDERS’ EQUITY	1,429,148	1,421,672
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,249,562	$3,217,035

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
NET REVENUE	$1,146,052	$1,015,848
COST OF REVENUE	907,552	786,843
GROSS PROFIT	238,500	229,005

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	154,742	147,866
Depreciation and amortization expense	14,728	14,514
Total operating expenses	169,470	162,380
OPERATING INCOME	69,030	66,625

OTHER INCOME (EXPENSE):
Interest expense, net	(13,202)	(13,834)
Other, net	1,127	1,438
Total other expense	(12,075)	(12,396)

INCOME BEFORE INCOME TAXES	56,955	54,229
INCOME TAX EXPENSE	12,164	15,021
NET INCOME	$44,791	$39,208

Earnings per share, basic	$0.26	$0.22
Earnings per share, diluted	$0.26	$0.21

Weighted average common shares outstanding, basic	173,928	181,262
Weighted average common shares outstanding, diluted	175,624	182,735

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,791	$39,208
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	15,305	15,225
Other non-cash adjustments	21,097	22,498
Changes in operating assets and liabilities:
Accounts receivable, net	(195,992)	(17,812)
Inventories	32,056	(25,362)
Accounts payable	59,223	70,127
Other	(45,264)	(14,132)
Net cash (used in) provided by operating activities	(68,784)	89,752

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(5,820)	(5,760)
Net cash used in investing activities	(5,820)	(5,760)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(40,050)	(75,000)
Other financing cash flows	(9,682)	(5,402)
Net cash used in financing activities	(49,732)	(80,402)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(124,336)	3,590
Cash and cash equivalents - beginning of the period	343,849	294,186
CASH AND CASH EQUIVALENTS - END OF PERIOD	$219,513	$297,776

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Net income	$44,791	$39,208
Interest expense, net	13,202	13,834
Income tax expense	12,164	15,021
Depreciation and amortization expense	15,305	15,225
EBITDA	85,462	83,288

EBITDA adjustments
Stock-based incentive compensation	9,605	5,988
Restructuring, acquisition, integration and other	3,223	4,496
Adjusted EBITDA	$98,290	$93,772